Exhibit 99.3

Duke Energy Corporation

Non-GAAP Reconciliations

2010 Investor and Analyst Meeting

February 16, 2010

Adjusted Diluted Earnings per Share (“EPS”)

The materials for Duke Energy Corporation’s (“Duke Energy”) 2010 Investor and Analyst Meeting presentation on February 16, 2010 include a discussion of adjusted diluted EPS for the quarters and years ended December 31, 2009 and 2008. Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Special items represent certain charges and credits which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of certain of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g., coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Reconciliations of adjusted diluted EPS for the quarters and years ended December 31, 2009 and 2008 to the most directly comparable GAAP measures are included below.

2010 Adjusted Diluted EPS Outlook

The materials for Duke Energy’s 2010 Investor and Analyst Meeting presentation on February 16, 2010 include a discussion of the forecasted 2010 adjusted diluted EPS outlook range of $1.25-$1.30 per share.  Additionally, the materials reference the 2009 EPS incentive target of $1.20 per share. The EPS measure used for employee incentive bonuses is primarily based on adjusted diluted EPS.  The materials also reference the forecasted range of growth of 4%-6% in adjusted diluted EPS (on a compound annual growth rate (“CAGR”) basis) from a base of adjusted diluted EPS for 2009 of $1.22.  Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Special items represent certain charges and credits which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment (as discussed separately under “Adjusted Diluted Earnings per Share (‘EPS’)”). The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project special items or mark-to-market adjustments for future periods.

Adjusted Segment EBIT and Other Net Expenses for 2008 and 2009 and Forecasted

Adjusted Segment EBIT and Other Net Expenses for 2010

The materials for Duke Energy’s 2010 Investor and Analyst Meeting presentation on February 16, 2010 include a discussion of adjusted segment EBIT and Other net expenses for the quarters and years ended December 31, 2009 and 2008 and a discussion of forecasted 2010 adjusted segment EBIT and Other net expenses.  Additionally, reference is made to Duke Energy’s equity method investment in National Methanol Company (a component of the International Energy segment), and its equity method earnings contribution as a percentage of International Energy’s segment EBIT, on an adjusted basis.

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.  Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items.

Adjusted segment EBIT and Other net expenses are non-GAAP financial measures as they represent reported segment EBIT and Other net expenses adjusted for the impact of special items and the mark-to market impacts of economic hedges in the Commercial Power segment. Special items represent certain charges and credits which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of certain of its generation assets in the Commercial Power segment (as discussed above under “Adjusted Diluted Earnings per Share (‘EPS’)”). Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measures for adjusted segment EBIT and Other net expenses are reported segment EBIT and Other net expenses, which represent segment and Other results from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Reconciliations of adjusted segment EBIT and Other net expenses for the quarters and years ended December 31, 2009 and 2008 to the most directly comparable GAAP measures are included below. Additionally, reconciliations of adjusted segment EBIT for International Energy for 2007 and 2006 to reported segment EBIT are included below.  Due to the forward-looking nature of this non-GAAP financial measure for 2010, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project special items or mark-to-market adjustments for future periods.

Latin American Portfolio Cash Flows

The materials for Duke Energy’s 2010 Investor and Analyst Meeting presentation on February 16, 2010 include a discussion of management’s expectation that the Latin American portfolio of assets will have significant annual free cash flow of approximately $200 million to $300 million. These amounts represent non-GAAP financial measures. This forecast of cash generation primarily reflects expected cash to be provided by operating activities (a GAAP measure), but also reflects certain financing and investing activities. However, this forecast of cash generation specifically excludes capital and investment expenditures.

Ohio Customer Switching Impacts to Diluted Earnings per Share

The materials for Duke Energy’s 2010 Investor and Analyst Meeting presentation on February 16, 2010 include a discussion of the fact that the Midwest Generation component of the Commercial Power segment has had certain customers switch away from Duke Energy Ohio’s Electric Security Plan offering to alternative electricity generation providers.  Certain of these customers have been acquired by Duke Energy Retail Sales (“DERS”).  DERS operates as Duke Energy’s competitive retail arm in Ohio.  DERS revenue pricing is generally significantly lower than the revenue pricing under the Electric Security Plan.  As of December 31, 2009, approximately 40% of Electric Security Plan customer load has switched to alternative energy providers, and approximately 60% of that switched customer load has been acquired by DERS, for a net switching percentage of approximately 15%.  For 2010, Duke Energy forecasts that approximately 45% of customers in Duke Energy Ohio’s Electric Security Plan territory will have switched to alternative energy providers, and after consideration of customers forecasted to be acquired by DERS, the net switching percentage is estimated to be approximately 25% in 2010.  This document references the estimated diluted earnings per share impact of net customer switching to be approximately $0.02 per share in 2009, and that such negative impact will be an incremental $0.04 - $0.07 per share in 2010.  The estimate of the diluted earnings per share impact of net customer switching is primarily calculated by first multiplying lost Electric Security Plan volume in megawatt-hours (MWh) by the difference between the average Electric Security Plan operating revenue amount per MWh less the average expense per MWh for fuel used in electric generation and purchased power (“Electric Security Plan lost margin”).   This Electric Security Plan lost margin amount is then offset by the average gross margin (calculated in a similar manner as described above) earned on additional wholesale market sales forecasted as a result of less generation being dedicated to Electric Security Plan customers.  Additionally, Electric Security Plan lost gross margin is further offset by DERS gross margin (operating revenues less purchased power costs).  DERS gross margin is primarily derived from contracts related to customer load acquired that were historically supplied under the Electric Security Plan offering.  The net of these amounts is then tax affected at an approximate 35% tax rate and divided by weighted-average diluted shares outstanding to determine the estimated impact of customer switching to diluted earnings per share.   This calculated estimate of the earnings per share impact of customers switching is meant to approximate the entire impact to diluted earnings per share; however, given the potential indirect effects of customer switching to items such as operation, maintenance and other expenses, management is unable to calculate the exact impact of customer switching to diluted earnings per share.

The impacts of customer switching in 2009 are embedded within the 2009 reported and adjusted diluted earnings per share amounts discussed in the section entitled “Adjusted Diluted Earnings per Share (“EPS”).”  The forecasted impacts of customer switching in 2010 are embedded within the 2010 adjusted diluted EPS outlook range of $1.25-$1.30 per share, discussed in the section entitled “2010 Adjusted Diluted EPS Outlook.”

Cash-on-Cash Returns for Certain Renewables Projects

The materials for Duke Energy’s 2010 Investor and Analyst Meeting presentation on February 16, 2010 include a discussion of Duke Energy’s estimate that Renewables projects recently constructed or in the process of construction will earn on average 20%-30% annual cash-on-cash returns over the first five years of operation.  The numerator in each annual period in the cash-on-cash returns calculation represents cash flows from operations including production tax credits, if applicable, and tax cash benefits associated with accelerated tax depreciation, including the initial tax basis amount greater than the corresponding book basis amount for projects that have received the investment tax credit (“ITC”) and/or government grant for qualifying renewable energy facilities.  Additionally, the numerator in the cash-on-cash returns calculation includes the ITC and/or government grant received when the project is initially placed in service, if applicable.  ITC and government grant receipts are classified within cash flows from investing activities in the consolidated statements of cash flows.  In summary, the numerator includes all cash inflows and outflows associated with the Renewables projects, except for interest on debt balances that may be associated with Renewables projects.  The denominator in the first year of the cash-on-cash returns calculation represents total project capital expenditures.  The denominator in each subsequent year of the cash-on-cash returns calculation is reduced by the numerator in the preceding year (i.e., the denominator generally equals cumulative capital expenditures less cumulative net cash inflows).  Forecasted annual cash flows in the calculation are not adjusted for the time value of money.